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                                                                   EXHIBIT 23.9

[LOGO OF KVAERNER METALS]

                          CONSENT OF KVAERNER METALS

We hereby consent to references to our name and to any analyses performed by us in our capacity as an independent engineer to Apex Silver Mines Limited (the "Company") which are set forth in the Registration Statement on Form S-1 filed by the Company with the Securities Exchange Commission ("Commission") on August 29, 1997, or in any related, abbreviated registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, each subject to prior review and approval by Kvaener Metals.

                                                 /s/ Boyd L. Cox
                                          -----------------------------
                                                 Kvaerner Metals

San Ramon, California
August 28, 1997